Exhibit 32.1

CERTIFICATION

Kristin Taylor, Chief Executive Officer of Imageware Systems, Inc. (the “Company”), and Jeffrey Hotze, Acting Chief Financial Officer of the Company, each hereby certifies pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) that, to the best of their knowledge:

1. The Annual Report on Form 10-K of the Company for the year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 fairly presents, in all material respects, the financial condition of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the fourteenth day of April 2022.

/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer

/s/ Jeffrey Hotze
Jeffrey Hotze
Corporate Controller
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Imageware Systems, Inc. and will be retained by Imageware Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.